Exhibit 99.1

Kona Grill Announces Departure of Chief Operating Officer

Scottsdale, Arizona, February 17, 2012 – Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, announced that Larry Ryback notified Kona Grill that he is resigning his position as chief operating officer effective March 2012 to become chief operating officer of P.F. Chang’s China Bistro division.

“We want to thank Larry for his service to Kona Grill and we wish him the best in his new endeavor,” said Berke Bakay, president and CEO of Kona Grill. “We have a very deep pool of operational talent that has been instrumental in driving some of the best restaurant level operating margins in the casual dining space. We expect to draw upon these internal candidates to fill the position and I remain confident in the opportunities we have to build upon our recent financial successes.”

About Kona Grill
Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 23 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); Nevada (Las Vegas); New Jersey (Woodbridge); Texas (Austin, Dallas, Houston, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements
Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:
Liolios Group, Inc.
Cody Slach
Tel (949) 574-3860
KONA@liolios.com